EXHIBIT (10)(b)


Goodwin, Procter & Hoar LLP
Counsellors At Law
Exchange Place
Boston, Massachusetts 02109-2881

Telephone (617) 570-1000
Telecopier (617) 523-1231

                                                              June 16, 2000


State Street Research Master Investment Trust
One Financial Center
Boston, Massachusetts 02111

Ladies and Gentlemen:

         As counsel to State Street Research Master Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of beneficial interest of State Street Research Equity Index Fund (the "Fund"), which is a series of the Trust that has been established and designated pursuant to Section 4.1 of Article IV of the Trust's First Amended and Restated Master Trust Agreement dated February 5, 1993, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 15 under the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A (Securities Act File No. 33-32729) filed June 16, 2000 by the Trust with the Securities and Exchange Commission (as amended, the "Registration Statement").

         We wish to advise you that we have examined such documents and questions of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing, we are of the opinion that:

         1. The Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts; and

         2. The shares of beneficial interest of the Fund which are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

         We consent to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                               Very truly yours,


                                               /s/ GOODWIN, PROCTER & HOAR LLP
                                               ---------------------------------
                                               GOODWIN, PROCTER & HOAR LLP